UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 18, 2011
Date of Report (Date of earliest event reported)

PEERLESS SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-21287 (Commission File Number)	95-3732595 (IRS Employer Identification Number)

300 Atlantic Street
Suite 301
Stamford, CT 06901
(Address of principal executive offices) (Zip Code)

(203) 350-0040
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 18, 2011, Peerless Systems Corporation (the “Company”) entered into an Amended and Restated Employment Agreement (the “Agreement”) with William Neil, its Chief Financial Officer, which amends and restates in its entirety Mr. Neil’s Employment Agreement dated May 26, 2009.  Pursuant to the Agreement, Mr. Neil has resigned as the Company’s Chief Financial Officer, effective July 18, 2011.  Mr. Neil will continue as a Senior Analyst of the Company until June 15, 2012.  He will receive a salary of $70,909 on an annual basis during this period, plus medical benefits.  Mr. Neil’s options will continue in accordance with their terms until the earlier of their expiration or January 15, 2013.   Mr. Neil will receive a $25,000 severance payment after June 15, 2012 upon the execution and delivery of a release to the Company.

The resignation of Mr. Neil, who is located in California, follows the Company’s relocation of its headquarters from El Segundo, California to Stamford, Connecticut in January 2011.

The foregoing summary is qualified in its entirety by reference to the Agreement, which is filed herewith as Exhibit 10.1.

(c)           Effective July 18, 2011, Robert Kalkstein was appointed as the Company’s Acting Chief Financial Officer.  Mr. Kalkstein, age 29, joined the Company in October 2010, initially serving as Analyst and becoming the Company’s Controller in April 2011.  From November 2009 to October 2010, Mr. Kalkstein served as an Associate within the Fixed Income Product Control group at Jefferies & Co., where he had control over revenue accounting for the Corporate, Emerging Markets, and US Rates desks, in addition to Investment Banking revenue from these desks.  From April 2007 to November 2009, Mr. Kalkstein was an Associate at PricewaterhouseCoopers, where he performed audit services for public companies in the banking and mortgage industries.  He obtained his license as a Certified Public Accountant during his tenure at PricewaterhouseCoopers.  Mr. Kalkstein received a Bachelors of Engineering in Biomedical Engineering and a Masters of Engineering in Engineering Management at Stevens Institute of Technology in Hoboken, NJ.  Mr. Kalkstein also attended Pace University for an MBA in Accounting. The Board believes that Mr. Kalkstein’s accounting education and experience provide him with a solid background for serving as the Company’s Acting Chief Financial Officer.

Mr. Kalkstein receives an annual salary of $100,000, and is eligible to participate in the Company’s medical insurance, 401(k) plans and other benefit plans available to the Company’s employees.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
10.1	Amended and Restated Employment Agreement, dated as of July 18, 2011, between Peerless Systems Corporation and William Neil.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEERLESS SYSTEMS CORPORATION

Date: July 20, 2011	By:	/s/ Timothy Brog
		Name:	Timothy Brog
		Title:	Chief Executive Officer